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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 16, 1999, with respect to the financial statements of The North American Antenna Sites Business of Motorola, Inc. which appears in Pinnacle Holdings Inc.'s Form 8-k/A dated November 15, 1999 and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG LLP

Chicago, Illinois
December 30, 1999